As filed with the Securities and Exchange Commission on September 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCA biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3855489
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430

Broomfield, CO 80021

(Address of principal executive offices) (Zip code)

2013 Equity Incentive Plan

(Full title of the plan)

Michael R. Bristow

President and Chief Executive Officer

ARCA biopharma, Inc.

8001 Arista Place, Suite 430

Broomfield, CO 80021

(720) 940-2200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Brent D. Fassett

Francis R. Wheeler

Cooley LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

Tel: (720) 566-4000

Fax: (720) 566-4099

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
— Outstanding under the 2013 Equity Incentive Plan (Options)	727,868 (2)	$1.38 (3)	$1,004,457.84	$137.01
— Outstanding under the 2013 Equity Incentive Plan (RSUs)	389,000 (4)	$1.38 (3)	$536,820.00	$73.22
— Reserved for future issuance under the 2013 Equity Incentive Plan	1,133,132 (5)	$1.38 (6)	$1,563,722.16	$213.29
Total	2,250,000	N/A	$3,105,000.00	$423.52

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the Registrant’s 2013 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.
(2)	Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2013 Equity Incentive Plan (the “2013 Plan”).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the exercise price for the Options of $1.38 per share (rounded up to the nearest cent) or the stock price on the date of grant for RSU’s (rounded up to the nearest cent), as applicable.
(4)	Represents shares of Common Stock reserved for issuance pursuant to outstanding restricted stock unit (RSU) awards under the 2013 Plan.
(5)	Represents shares of Common Stock reserved for future issuance under the 2013 Plan.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on September 16, 2013, in accordance with Rule 457(c) of the Securities Act (rounded up to the nearest cent).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by ARCA biopharma, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2012 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

(c) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 27, 1997 (File No. 000-22873) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation, as amended, contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent under applicable law.

The Registrant’s second amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the extent not prohibited by law, subject to certain limited exceptions;

•	the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law;

•	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law, subject to certain limited exceptions; and

•	the rights conferred in the second amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and officers. These agreements provide for the indemnification of directors and officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant currently carries liability insurance for its directors and officers for securities matters.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, as amended, and second amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following exhibits are filed herewith:

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation.

4.3(3)	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant.

4.4(4)	Second Amended and Restated Bylaws of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	2013 Equity Incentive Plan.

(1)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA biopharma, Inc’s Form 10-K, filed March 27, 2009, File No. 000-22873.
(2)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA biopharma, Inc’s Form 8-K, filed on March 5, 2013, File No. 000-22873.

(3)	Previously filed with the SEC as an Exhibit and incorporated herein by reference from ARCA biopharma, Inc’s Form S-1, filed on March 25, 2013, as amended, File No. 333-187508.
(4)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA biopharma, Inc’s Form 10-Q, filed November 16, 2009, File No. 000-22873.

ITEM 9.	UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on September 20, 2013.

ARCA BIOPHARMA, INC.

By:	/s/ Michael R. Bristow
Michael R. Bristow
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Bristow and Patrick M. Wheeler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Bristow Michael R. Bristow	President, Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2013

/s/ Patrick M. Wheeler Patrick M. Wheeler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2013

/s/ Robert E. Conway Robert E. Conway	Director	September 20, 2013

/s/ Linda Grais Linda Grais	Director	September 20, 2013

/s/ Raymond L. Woosley Raymond L. Woosley	Director	September 20, 2013

/s/ John L. Zabriskie John L. Zabriskie	Director	September 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation.

4.3(3)	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant.

4.4(4)	Second Amended and Restated Bylaws of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	2013 Equity Incentive Plan.

(1)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA biopharma, Inc’s Form 10-K, filed March 27, 2009, File No. 000-22873.
(2)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA biopharma, Inc’s Form 8-K, filed on March 5, 2013, File No. 000-22873.
(3)	Previously filed with the SEC as an Exhibit and incorporated herein by reference from ARCA biopharma, Inc’s Form S-1, filed on March 25, 2013, as amended, File No. 333-187508.
(4)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA biopharma, Inc’s Form 10-Q, filed November 16, 2009, File No. 000-22873.